For Immediate Release

Contact:
Britt M. Isaac
NetWolves Corp.
(813) 286-8644
britt.isaac@netwolves.com


        NetWolves Reports Third Quarter Financial and Operating Results


Tampa, Fla. -- May 17, 2005 -- NetWolves Corp. (NASDAQ: WOLV), a global network continuity and security provider, today announced its financial and operating results for the third quarter ended March 31, 2005.

The company reported fiscal second quarter revenue of $6.7 million, which represents an increase of $0.5 million or 8 percent from the comparable quarter of fiscal 2004. The company reported a net loss for the second quarter of $0.7 million compared to a net loss of $0.9 million during the same quarter the prior year. Approximately $0.4 million of the current period net loss results from non-cash items.

"During the third quarter, we continued to execute our revenue diversification strategy by introducing two new subsidiaries in the higher education vertical market with a total of approximately 400 college, university and independent school customers," said Walter M. Groteke, chairman and chief executive officer for NetWolves. "We believe that the timing is right to introduce advanced new services into this market, and our marketing strategy of selling new services to our captured customer base presents a clear competitive advantage."

"During the past several months, we have been invited to participate in several significant Requests for Proposals (RFPs), for which I believe our managed services business model and strategic relationships create a unique value proposition for prospective customers. While the decision-making process for such RFPs is typically an extended process, I believe that the eventual outcome should result in increased revenue and shareholder value."

Recent company highlights:

-- The company introduced NetWolves ECCI Corp. and NetWolves Resicom Corp., two subsidiaries that will offer NetWolves Managed Services for Education to colleges, universities and independent schools across the country. NetWolves' approximately 400 higher education customers include Tuskegee University, University of West Virginia and University of Florida.
-- NetWolves introduced its new ASUREnetTM service, which enables Fortune 2000 businesses worldwide to streamline their IT operations while reducing their network- related expenses. The new ASUREnet service provides monitoring and management of third-party SNMP-compliant network equipment, including wireless access points (WAPs), routers, firewalls and self-service devices.
-- NetWolves also announced its new ShadowNetTM network continuity service, which improves the performance, availability and protection of customers' existing network infrastructure. ShadowNet works with NetWolves' ASURErouteTM service to protect customers' networks from congestion and service disruptions that could impact their mission-critical business applications.
-- The company is currently deploying its new Voice over IP (VoIP) service to more than one subsidiary owned by one of NetWolves' largest customers, where it is being used for cost-effective intra-company communications.

-- New strategic, technology and channel partners continue to join NetWolves' Partnership for Success program, which was introduced in August 2004. This program is a key element of the company's long-term revenue diversification strategy.

The company will host a conference call today at 2:00 p.m. Eastern to discuss its financial and operating results. Shareholders, the investment community and the media will be invited to participate by calling 1-800-817-4887 in the United States. Participants are encouraged to dial in approximately 10 minutes prior to the start of the call in order to provide brief registration information. A replay will be available until midnight, May 29, 2005, which can be accessed by calling 1-888-203-1112 and entering the passcode 7937445. Transcripts will also be available by contacting investor@netwolves.com approximately three days after the event.


About NetWolves Corporation

NetWolves Corp. is a global network continuity and security provider that supports in excess of 1,400 companies in more than 65 countries. As a neutral FCC-licensed carrier with a proprietary network communications and management infrastructure, NetWolves provides a cost-effective, comprehensive and reliable network communications service. Some of NetWolves' customers include General Electric, Swift Transportation, University of Florida, Bristol-Myers Squibb, McLane Company, JoAnn Stores, The Sutherland Group and Marchon Eyewear. NetWolves is headquartered in Tampa, Fla. Additional information is available at www.netwolves.com or by calling 1-888-638-9658.

                                      ###

Forward Looking Statements

All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, ability to raise additional funds, competitive factors and pricing pressure and capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward- looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

                     NETWOLVES CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

ASSETS                                                                            March 31,              June 30,
                                                                                    2005                   2004
                                                                           ---------------------- ---------------------
                                                                                 (Unaudited)
Current assets
  Cash and cash equivalents                                                 $        3,023,036     $        5,439,345
  Acccounts receivable, net of allowance of $243,384 and
  $131,678 at March 31, 2005 and June 30, 2004, respectively                $        4,207,957              3,421,185
  Inventories                                                                          517,883                 79,764
  Prepaid expenses                                                                     488,009                277,869
  Other current assets                                                                  18,316                 30,993

                                                                           ---------------------- ---------------------
    Total current assets                                                             8,255,201              9,249,156
                                                                           ---------------------- ---------------------

Restricted cash                                                                         25,750                 25,566

Property and equipment, net                                                            285,757                399,355

Internally developed software, net                                                        -                    12,594

Identifiable intangible assets
Patent                                                                                  64,989                 58,106
Licenses                                                                               203,000                203,000
Contractual customer relationships, net                                              2,432,625              1,526,851
Computer billing software, net                                                         427,043                568,043
                                                                           ---------------------- ---------------------
  Total identifiable intangible assets                                               3,127,657              2,356,000


Goodwill                                                                             3,515,698              3,515,698

Other assets                                                                            65,107                 60,312
                                                                           ---------------------- ---------------------
                                                                            $       15,275,170     $       15,618,681
                                                                           ====================== =====================





                     NETWOLVES CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

(continued)                                                                      March 31,              June 30,
                                                                                   2005                   2004
                                                                           ---------------------- ---------------------
LIABILITIES AND SHAREHOLDERS' EQUITY                                            (Unaudited)
Current liabilities
 Accounts payable and accrued expenses                                      $        4,239,431     $        4,345,225
 Dividends payable                                                                     509,954              1,810,179
 Accrued losses of discontinued operations                                              38,760                107,841
 Deferred revenue                                                                      693,923                369,088
 Current maturities of long-term debt                                                  200,000                    -
                                                                           ---------------------- ---------------------
  Total current liabilities                                                          5,682,068              6,632,333
Deferred revenue                                                                        17,417                 29,667
Long term debt, net of current maturities                                              600,000                    -
Accrued losses of discontinued operations                                                  -                   18,514
                                                                           ---------------------- ---------------------
  Total liabilities                                                                  6,299,485              6,680,514
                                                                           ---------------------- ---------------------
Shareholders' equity
 Series A convertible preferred stock, $.0033 par value; $5,374,324 liquidation preference; 1,000,000 shares authorized on
  March 31, 2005 and June 30, 2004; 161,707 and 190,616
  shares issued and outstanding on March 31, 2005 and
  June 30, 2004, respectively                                                        1,849,682              2,112,039
 Series B convertible preferred stock, $.0033 par value; $7,442,282 liquidation preference; 500,000 shares authorized on
  March 31, 2005 and June 30, 2004; 227,970 and 270,269
  shares issued and outstanding on March 31, 2005 and
  June 30, 2004, respectively                                                        3,009,899              3,257,037
 Series C convertible preferred stock, $.0033 par value; $1,945,066 liquidation preference; 100,000 shares authorized on
  March 31, 2005 and June 30, 2004; 13,296 and 72,461
  shares issued and outstanding on March 31, 2005 and
  June 30, 2004, respectively                                                          197,649              3,013,771
 Preferred stock, $.0033 par value; 400,000 shares authorized on
  March 31, 2005 and June 30, 2004; no shares issued and
  outstanding on March 31, 2005 and June 30, 2004                                          -                      -
 Common stock, $.0033 par value; 65,000,000 and 50,000,000
  shares authorized on March 31, 2005 and June 30, 2004,
  respectively; 27,496,434 and 20,925,261 shares issued and
  outstanding on March 31, 2005 and June 30, 2004,
  respectively                                                                          90,379                 69,054
 Additional paid in capital                                                         78,283,208             73,631,120
 Unamortized value of equity compensation                                             (112,475)              (480,201)
 Accumulated deficit                                                               (74,342,647)           (72,664,653)
                                                                           ---------------------- ---------------------
  Total shareholders' equity                                                         8,975,685              8,938,167
                                                                           ---------------------- ---------------------
                                                                            $       15,275,170     $       15,618,681
                                                                           ====================== =====================

                     NETWOLVES CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                For the three months ended               For the nine months ended
                                                         March 31                                March 31
                                                               (As restated)                              (As restated)
                                                   2005             2004                 2005                  2004
                                            ----------------------------------- --------------------------------------------
Revenue
    Voice services                           $   4,866,499     $ 4,228,027       $      14,453,347     $      12,451,277
    Managed service charges                      1,819,712       1,890,687               5,444,572             5,002,491
    Equipment and consulting                        45,990          42,889                 364,079               712,522

                                            ----------------------------------- --------------------------------------------
                                                 6,732,201       6,161,603              20,261,998            18,166,290
                                            ----------------------------------- --------------------------------------------
Cost of revenue
    Voice services                               3,065,997       2,808,343               9,036,375             8,100,275
    Managed service charges                      1,231,493       1,049,044               3,495,542             3,185,687
    Equipment and consulting                        25,581          20,683                 173,176               367,657

                                            ----------------------------------- --------------------------------------------
                                                 4,323,071       3,878,070              12,705,093            11,653,619
                                            ----------------------------------- --------------------------------------------

Gross profit                                     2,409,130       2,283,533               7,556,905             6,512,671

Operating expenses
    General and administrative                   1,699,365       1,772,988               5,165,175             5,076,381
    Engineering and development                    230,437         225,775                 704,839               751,494
    Sales and marketing                          1,231,339       1,115,959               3,389,200             3,251,444

                                            ----------------------------------- --------------------------------------------
                                                 3,161,141       3,114,722               9,250,214             9,079,319
                                            ----------------------------------- --------------------------------------------

Loss before other income                          (752,011)       (831,189)             (1,693,309)           (2,566,648)

Other income/(expense)
     Ivestment income                               15,026           3,534                  23,317                 6,630
     Gain on extinguishment of debt                    -               -                       -                  17,400
     Minority interest                                 -               543                     -                   1,138
     Interest expense                               (6,004)   -     (8,000)                    -
                                            ----------------------------------- --------------------------------------------
Loss before income taxes                           (742,989)      (827,112)             (1,677,992)           (2,541,480)
                                            ----------------------------------- --------------------------------------------

Provision for income taxes                              -           44,968                     -                 117,688
                                            ----------------------------------- --------------------------------------------
Net loss                                     $     (742,989)   $  (872,080)     $       (1,677,992)   $       (2,659,168)
                                            =================================== ============================================


                     NETWOLVES CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


(continued)                                     For the three months ended               For the nine months ended
                                                         March 31                                March 31
                                                               (As restated)                              (As restated)
                                                   2005             2004                2005                  2004
                                            ----------------------------------- --------------------------------------------
Basic and diluted net loss per share

Net loss                                     $     (742,989)   $  (872,080)     $      (1,677,992)   $       (2,659,168)

 Dividends and beneficial conversion on
     convertible preferred stock                   (202,597)    (1,125,538)              (893,422)           (5,533,808)

                                            ----------------------------------- --------------------------------------------
Net loss attributable to common              $     (945,586)   $(1,997,618)     $      (2,571,414)   $       (8,192,976)
                                            =================================== ============================================
 shareholders

Basic and diluted net loss per share         $        (0.04)   $     (0.10)     $           (0.11)   $            (0.47)
                                            =================================== ============================================

Weighted average common shares
 outstanding, basic and diluted                  24,356,508     19,031,021             23,978,139            17,565,723
                                            =================================== ============================================